UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2024

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39480	84-4373308
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 N. Macquesten Parkway Mount Vernon, NY	10550
(Address of registrant’s principal executive office)	(Zip code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC
10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	AUVIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2024, Applied UV, Inc. (the “Company”), SteriLumen, Inc. and MunnWorks, LLC (together with SteriLumen, Inc., the “Subsidiaries”) entered into a Business Loan and Security Agreement (the “Loan Agreement”) with Cedar Advance LLC (the “Lender”) pursuant to which the Company borrowed $772,500 (the “Loan Amount”) from the Lender, for general corporate purposes, including working capital in order to facilitate further growth, at an annual interest rate of 28%, which includes broker’s fees and origination charges, for a term of a total of 40 weeks.

In the Event of Default, and if not cured within three (3) business days, the Company will grant to the Lender a continuing interest, subject to the first priority security interest granted to Pinnacle Bank, in and to any and all amounts owing to the Company now or in the future and all other tangible and intangible personal property. In the uncured Event of Default, the Lender may, among other things, debit amounts due from the Company’s checking account and accelerate the total principal amount, including any accrued interest, immediately. In the event of acceleration, interest thereafter will accrue on the total amount due at 24% per annum. The First Loan may be prepaid at any time without penalty.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and the Subsidiaries, including, without limitation, restrictions on liens and transfer or disposal of assets. The Company intends to use the net proceeds from the Loan Agreement for general corporate purposes, including working capital in order to facilitate further growth.

The Company and the Subsidiaries previously entered into a Business Loan and Security Agreement with the Lender dated February 8, 2024 in which the Company borrowed $515,000 from the Lender on terms similar to the terms contained in the Loan Agreement.

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto by the Loan Agreements. The foregoing descriptions of the Loan Agreement and the Business Loan and Security Agreement dated February 8, 2024 are not intended to be complete and are qualified in their entirety by reference to their full text, copies of which are filed as Exhibit 10.1 hereto and Exhibit 10.2 hereto, respectively, and each is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Business Loan and Security Agreement dated as of February 8, 2024, by and between the Company, SteriLumen Inc, Munn Works LLC and Cedar Advance LLC.
10.2	Business Loan and Security Agreement dated as of March 10, 2024, by and between the Company, SteriLumen Inc, Munn Works LLC and Cedar Advance LLC.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED UV, INC.

Date: March 15, 2024	By:	/s/ Mike Riccio
	Name:	Mike Riccio
	Title:	Chief Financial Officer

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